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                         AUTHENTIC FITNESS CORPORATION
                    CALCULATION OF INCOME PER COMMON SHARE
                     (IN THOUSANDS EXCEPT PER SHARE DATA)

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                                                                    SECOND QUARTER ENDED                  SIX MONTHS ENDED
                                                                 ------------------------              -----------------------
                                                                 JANUARY 4,    DECEMBER 30,            JANUARY 4,   DECEMBER 30,
                                                                   1997           1995                   1997           1995
                                                                 ---------     ---------               ---------     ---------

Net Income (loss).............................................      $4,637    ($   1,164)              ($  6,904)      $1,011
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Weighted average number of shares of common stock outstanding
  during the period...........................................  22,333,730    17,789,104              22,234,094   17,789,104
Shares Sold in public offering
 completed October 19, 1995...................................      --         1,805,500                  --          975,275
Options exercised during the period...........................       1,099        --                      --           38,280
Common stock equivalents:
     Series A Warrants........................................      --           411,392                  --        2,538,843
     Option shares outstanding using the treasury stock
       method.................................................      80,745        --                      --          690,493
                                                                 ---------     ---------              ---------     ---------
Weighted average number of shares of common stock
  outstanding.................................................  22,415,574    20,006,001              22,234,094   22,031,995
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Net income (loss) per share...................................   $    0.21     ($   0.06)               ($  0.31)    $   0.05
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